  As filed with the Securities and Exchange Commission on November 9, 1998
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NEW HORIZONS WORLDWIDE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                               22-2941704
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)               Identification Number)
                                500 Campus Drive
                          Morganville, New Jersey 07751
                                 (732) 536-8501
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                                with a copy to:
                                                ---------------
   Curtis Lee Smith, Jr.                        Scott R. Wilson, Esq.
   Chairman and Chief Executive Officer         Calfee, Halter & Griswold LLP
   New Horizons Worldwide, Inc.                 1400 McDonald Investment Center
   500 Campus Drive                             800 Superior Avenue
   Morganville, New Jersey  07751               Cleveland, Ohio  44114
   (732) 536-8501                               (216) 622-8200

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  From time to time after the effective date of the Registration Statement and after compliance with applicable state and federal laws.

                               -------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================

                                                        PROPOSED MAXIMUM         PROPOSED
           TITLE OF SHARES              AMOUNT TO BE     OFFERING PRICE      MAXIMUM AGGREGATE        AMOUNT OF
          TO BE REGISTERED               REGISTERED       PER UNIT (1)      OFFERING PRICE (1)     REGISTRATION FEE
-------------------------------------- ---------------- ------------------ ---------------------- -------------------

Common Stock, par value $.01 per           35,000               $17.9375             $627,813             $175
   share
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), using the average of the high and low bid and ask prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on November 4, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1998

PROSPECTUS

                          NEW HORIZONS WORLDWIDE, INC.

                          35,000 SHARES OF COMMON STOCK
                                ($.01 PAR VALUE)


         This Prospectus relates to the offering for resale of 35,000 shares of Common Stock, $.01 par value (the "Common Stock"), of New Horizons Worldwide, Inc., a Delaware corporation (the "Company"). All of the shares of Common Stock being registered may be offered and sold from time to time by certain selling stockholders of the Company, or by pledgees, donees, transferees or other successors in interest. See "Selling Stockholders" and "Manner of Offering." The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "NEWH." On November 4, 1998 the last reported sale price for the Common Stock was $19.00 per share.


                      ------------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      ------------------------------------


         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.


                      ------------------------------------


               The date of this Prospectus is _________ __, 1998

                              AVAILABLE INFORMATION

         The Company files annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These reports, statements and documents may be inspected and copied in the public reference facilities of the Commission's Main Office, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; or at the Commission's Regional Offices, which are located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at Seven World Trade Center, 13th Floor, New York, New York 10048-1102. The Commission maintains a Web site, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates the following documents by reference into this Prospectus:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;

                  (c) the Company's Current Reports on Form 8-K dated April 30, 1998 and October 30, 1998;

                  (d) the Company's Definitive Proxy Statement used in connection with the Company's Annual Meeting of Stockholders held on May 5, 1998; and

                  (e) the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed June 22, 1989 (File No. 0-17840), and any amendments and reports filed for the purpose of updating that description;

other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide to each person to whom this Prospectus is delivered, without charge, a copy of any and all of the information that has been incorporated by reference in this Prospectus (except that the Company will not provide the exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). A request for such material may be made either in writing or orally, and should be directed to Secretary, New Horizons Worldwide, Inc., 500 Campus Drive, Morganville, New Jersey 07751, telephone (732) 536-8501.

                                TABLE OF CONTENTS

         Available Information...............................................2
         Incorporation of Certain Documents By Reference.....................2
         Statement Regarding Forward-Looking Disclosure......................3
         The Company.........................................................4
         Selling Stockholders................................................4
         Manner of Offering..................................................4
         Description of Capital Stock........................................5
         Validity of Shares..................................................9
         Experts.............................................................9

                 STATEMENT REGARDING FORWARD-LOOKING DISCLOSURE

         The Company is making this statement in order to satisfy the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995. The statements made in this registration statement that are not historical facts are forward looking statements. Such statements are based on current expectations but involve risks, uncertainties, and other factors which may cause actual results to differ materially from those contemplated by such forward looking statements. Important factors which may result in variations from results contemplated by such forward looking statements include, but are by no means limited to:

         (i) The Company's ability to respond effectively to potential changes in the manner in which computer training is delivered, including the increasing acceptance of technology-based training which could have more favorable economics with respect to timing and delivery costs and the emergence of "just in time" interactive training;

         (ii) The Company's ability to attract and retain qualified instructors;

         (iii) The rate at which new software applications are introduced by manufacturers and the Company's ability to keep up with new applications and enhancements to existing applications;

         (iv) The level of expenditures devoted to enhancements upgrading information systems and computer software by customers;

         (v) The Company's ability to compete effectively with low cost training providers who may not be authorized by software manufacturers;

         (vi)     The Company's ability to manage the growth of its business;
                  and

         (vii) The Company's ability to effectively manage the timely modification of its information systems and monitor the modification of its vendors' and customers' systems regarding the Year 2000.

         The Company's business strategy focuses on enhancing revenues and profits at current locations. In addition, the Company may:

         -        Open new company-owned locations;

         -        Sell additional franchises;

         - Buy back from its franchisees existing franchises in the United States; or

         - Acquire other companies in similar or complementary businesses.

         The Company's growth strategy is premised on a number of assumptions concerning trends in the information technology training industry, including continued growth in the market for information technology training and the trend toward outsourcing. To the extent that the Company's assumptions with respect to any of these matters are inaccurate, its results of operations and financial condition could be adversely affected.

                                   THE COMPANY

         The Company's principal executive offices are at 500 Campus Drive, Morganville, New Jersey 07751, and its telephone number is (732) 536-8501. As used in this Prospectus, the term "Company" means New Horizons Worldwide, Inc. and all of its subsidiaries, unless the context indicates otherwise.

                              SELLING STOCKHOLDERS

         The shares of Common Stock covered by this Prospectus are being offered and sold by the stockholder of the Company listed below (the "Selling Stockholder"), upon the exercise of an outstanding warrant to purchase up to 35,000 shares of Common Stock (the "Warrant") originally issued to The Nassau Group, Inc. ("Nassau"). The Company issued the Warrant to Nassau on December 31, 1997 in connection with its engagement to serve as the Company's financial advisor. The shares of Common Stock underlying the Warrant may be sold from time to time upon the exercise of the Warrant by the holder thereof.

         The following table shows, as to each Selling Stockholder, the number of shares owned by the Selling Stockholder prior to this offering and the number of shares of Common Stock being registered hereby:

                                                 Number of              Number of Shares             Number of
                                                Shares Owned          Offered for Selling          Shares Owned
                  Name                       Prior to Offering       Stockholder's Account        After Offering
                  ----                       -----------------       ---------------------        --------------
The Nassau Group, Inc. (1)                        35,000                     35,000                      0


-----------------

     (1) Represents shares which may be acquired upon the exercise of the Warrant. The Warrant is immediately exercisable, as of the date hereof, as to 17,500 shares of Common Stock. On January 1, 1999, the Warrant will become exercisable as to an additional 8,750 shares of Common Stock, for an aggregate of 26,250. On January 1, 2000, the Warrant will become exercisable as to an additional 8,750 shares of Common Stock, for an aggregate of 35,000. See "Description of Capital Stock--The Warrant."

         As of the date of this Prospectus, the Company is unaware of any plans or intentions of the Selling Stockholder with respect to the number of shares of Common Stock that it desires to sell or when the Selling Stockholder would desire to sell its stock, except that, depending on market conditions, the Selling Stockholder may sell an as yet undetermined number of shares of Common Stock for the purposes of investment diversification.

                               MANNER OF OFFERING

         The shares of Common Stock being registered hereby may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Sales of the shares of Common Stock may be made on the Nasdaq Stock Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold pursuant to one or more of the following types of transactions:

         (a) A block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

         (c) Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has advised the Selling Stockholder of its obligations under the Exchange Act to avoid market manipulation of the Common Stock (including, without limitation, the obligation not to purchase or solicit purchases by others of any shares of Common Stock during the two business days preceding the commencement of any offers or sales of shares of Common Stock) until the offering pursuant to this Prospectus by the Selling Stockholder has been completed.

         Under the terms of the Warrant, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

         The Company also has advised the Selling Stockholder of its obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of its Common Stock.

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby.

                          DESCRIPTION OF CAPITAL STOCK

THE WARRANT

         The Company issued Nassau a warrant to purchase an aggregate of 35,000 shares of Common Stock at an exercise price of $12.50 per share, in connection with Nassau's continued service as the Company's financial advisor. The Warrant will expire on February 21, 2004.

         As of the date of this Prospectus, Nassau has the right to exercise the Warrant to purchase 17,500 shares of Common Stock. The remainder of the Warrant will become exercisable as shown in the following table:

                                    ADDITIONAL NUMBER OF SHARES THAT    TOTAL NUMBER OF SHARES THAT NASSAU
                   DATE                   NASSAU MAY PURCHASE                      MAY PURCHASE

           January 1, 1999                       8,750                                26,250

           January 1, 2000                       8,750                                35,000


         At any time or combination of times before the Warrant expires, the Selling Stockholder may exercise the Warrant to purchase the whole number of shares of Common Stock for which it is then exercisable, or for any lesser number. The Selling Stockholder is required to pay the aggregate exercise price for the number of Warrant Shares purchased upon any exercise:

         -        in cash;

         - by certified check or bank draft for the aggregate exercise price; or

         - in Warrant Shares (valued for this purpose at their fair market value), if the Company's Common Stock is then publicly traded.

         The Selling Stockholder may also apply to the purchase price any debt that the Company owes to the Selling Stockholder at the time of exercise, and the Selling Stockholder may combine any or all of these methods. The Company will require the Selling Stockholder to provide investment representations at the time of any request for exercise by the Selling Stockholder. The Company will not issue fractional shares or scrip representing fractional shares upon the exercise of the Warrant, but will round up the number of Warrant Shares to be received upon any exercise to the next whole share. The Selling Stockholder may assign the Warrant only with the prior written consent of the Company; as long as Nassau holds the Warrant, Nassau may assign the Warrant, in whole or in part, to any of Nassau's affiliates without the consent of the Company.

         If the Company declares a stock dividend or distribution on the outstanding shares of Common Stock, or any subdivides, combines or reclassifies the outstanding shares of Common Stock into a lesser or greater number of shares, the Company will proportionally adjust the exercise price of the Warrant in effect at that time and the number and kind of securities purchasable upon the exercise of the Warrant. However, the Company is not required to make any adjustments as a result of either:

         (i) the issue, sale, distribution or grant of any shares of Common Stock, any rights, warrants or options to subscribe for or purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock to officers, directors or employees of the Company pursuant to a compensation plan that has been approved by the stockholders of the Company; or

         (ii) the issuance of shares of Common Stock to officers, directors or employees of the Company upon any exercise of rights, warrants or options, or any conversion or exchange of convertible or exchangeable securities, described in clause
                  (i) above.

         Further, the Company will not be required to adjust the exercise price of the Warrant unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; PROVIDED, HOWEVER, that if the Company is therefore not required to make any adjustment, it must carry the unmade adjustment forward and take it into account in any subsequent adjustment. If the Company consolidates into or merges with any other entity, or sells all or substantially of its assets (other than a consolidation or merger in which the Company is a continuing corporation and which does not result in any reclassification or conversion of, or change in, the outstanding shares of Common Stock) (any such event being called a "Capital Reorganization"), the Company must arrange for the holder or holders of the Warrant to be able to receive upon exercise of the Warrant (in lieu of the number of shares of Common Stock deliverable before the Capital Reorganization) cash in an amount per share of Common Stock equal to the excess, if any, of (x) the fair market value per share of Common Stock of the consideration received in the Capital Reorganization over (y) the exercise price of the Warrant.

         The Company is required to bear the first Ten Thousand Dollars ($10,000.00) of registration expenses and one-half (1/2) of such expenses in excess of such amount, but in no event more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.

         The Company has previously issued to Nassau warrants to purchase an aggregate of 65,000 shares of Common Stock; in turn, Nassau has transferred warrants to purchase 25,000 of such shares of Common Stock to Mr. James Lavelle, an affiliate of Nassau. The terms of such warrants are substantially the same as the terms of the Warrant.

PREFERRED STOCK

         The Certificate authorizes 2,000,000 shares of Preferred Stock, without par value, none of which is outstanding. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the number of shares of such series, and the designations, relative rights, preferences and limitations of such series to the full extent now or hereafter permitted by Delaware law, without any further vote or action by the stockholders. Such shares may be issued with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock and may have the effect of making an acquisition of the Company more difficult or of deterring potential tender offers. If any shares of Preferred Stock were issued with voting rights that would have the effect of nullifying, restricting or disparately reducing the per share voting rights of existing stockholders of the Company then the Company's Common Stock could be prohibited from being reported on any exchange or any automated inter-dealer quotation system, such as the Nasdaq National Market. Such prohibition could adversely affect the liquidity of a stockholder's investment. The Company has no present intention to issue Preferred Stock.

BUSINESS COMBINATIONS

         Under the Certificate, the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock, in addition to the affirmative vote which may be required of any series of Preferred Stock which may then be outstanding, and the affirmative vote of 51% of shares held or beneficially owned other than by a Related Person (as that term is defined below) are generally required for the approval or authorization of any Business Combination (as that term is defined below) between the Company and any Related Person. These provisions of the Certificate do not apply to Business Combinations with Related Persons which have been approved by a majority of the Continuing Directors (as that term is defined below) of the Company or which satisfy certain provisions of the Certificate relating to the consideration to be paid to the holders of Common Stock by the Related Person.

         The term "Business Combination" means any of the following:

                  (1) any merger or consolidation of the Company with or into a Related Person,

                  (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any Substantial Part (as that term is defined below) of the assets of the Company (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person,

                  (3) any merger or consolidation of a Related Person with or into the Company or a subsidiary of the Company,

                  (4) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company,

                  (5) the reclassification of the shares of stock of the Company generally possessing voting rights in elections of Directors, the purchase by the Company of such shares, or the issuance by the Company of shares of any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company which are directly or indirectly owned by any Related Person, or

                  (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

         The term "Continuing Director" means a Director who was a member of the Board of Directors of the Company immediately prior to the time that the Related Person involved in a Business Combination became a Related Person.

         The term "Related Person" means any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" "beneficially" owns (as those terms are defined in the Exchange Act and the rules promulgated thereunder), in the aggregate, 15% or more of the outstanding shares of Common Stock of the Company, and any affiliate or associate of any such individual, corporation, partnership or other person or entity; provided that shares held by or over which such entity has power to vote or otherwise control as a trustee, plan administrator, officer of the Company or in a similar capacity under an employee benefit plan of the Company or an employee benefit plan of an affiliate of the Company will not be deemed to be beneficially owned for purposes of this definition.

         The term "Substantial Part" means more than 10% of the total consolidated assets of the Company as at the end of its most recent fiscal year ending prior to the time the determination is made.

DIRECTOR LIABILITY

         The Certificate contains a provision which eliminates under certain circumstances the personal liability of Directors to the Company or its stockholders, in their capacity as Directors of the Company, and the Company's By-laws contain provisions indemnifying Directors and officers to the fullest extent permitted by law and providing for the advancement of expenses incurred in connection with an action upon the receipt of an appropriate undertaking to repay said amount if it is determined that the individual in question is not entitled to indemnification. The Company has also entered into indemnity agreements pursuant to which it has agreed, among other things, to indemnify its Directors for settlements in derivative actions.

THE DELAWARE BUSINESS COMBINATION ACT

         Section 203 of the General Corporation Law of the State of Delaware (the "Delaware Business Combination Act") imposes a three-year moratorium on business combinations between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless one of the following occurs:

                  (a) Prior to the interested stockholder becoming such, the board of directors of the corporation approved either the business combination or the transaction resulting in the interested stockholder becoming such;

                  (b) Upon consummation of the transaction resulting in the interested stockholder becoming such, the interested stockholder owns 85% of the voting stock outstanding at the time the transaction commenced (excluding from the calculation of outstanding shares beneficially owned by directors who are also officers and certain employee benefit plans); or

                  (c) On or after the interested stockholder becomes such, the business combination is approved by (i) the board of directors and (ii) the holders of at least 66 2/3% of the outstanding shares (other than those beneficially owned by the interested stockholder) at a meeting of stockholders.

         The Delaware Business Combination Act defines the term "Business Combination" to encompass a wide variety of transactions with, or caused by, an interested stockholder in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. These transactions include mergers, certain asset sales, certain issuances of additional shares to the interested stockholder, transactions with the Company which increase the proportionate interest of the interested stockholder or transactions in which the interested stockholder receives certain other benefits.

         By a provision in its original certificate of incorporation or an amendment thereto adopted by a majority of the shares entitled to vote thereon, a corporation may elect not to be governed by the Delaware Business Combination Act (provided that any amendment to the certificate of incorporation will not become effective until 12 months after its adoption). The Company has not made such an election and therefore is subject to the Delaware Business Combination Act.

GENERAL

         It is possible that the division of the Board of Directors of the Company into classes provided for in the Certificate and the increased voting requirements with respect to a Business Combination provided for in the Certificate, the ability of the Board of Directors to issue Preferred Stock and/or the provisions of the Delaware Takeover Statute may discourage other companies from making a tender offer for, or acquisitions of substantial amounts of, the Company's Common Stock. This could have an incidental effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of the Company's Common Stock which often result from actual or rumored takeover attempts. In addition, the provisions of the Certificate eliminating certain liabilities of Directors, the indemnification provisions of the By-laws and the indemnity agreements may have the effect of reducing the likelihood of derivative litigation against Directors and to deter stockholders from bringing a lawsuit against Directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and the stockholders.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Common Stock is Harris Trust & Savings Bank, Cleveland, Ohio.

                               VALIDITY OF SHARES

         The validity of the Common Stock offered hereby will be passed upon for the Company by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Scott R. Wilson, a Director of the Company and Assistant Secretary of the Company, is a partner in the law firm of Calfee, Halter & Griswold LLP.

                                     EXPERTS

         The consolidated financial statements of the Company at December 31, 1997, included in the Company's Annual Report on Form 10-K (File No. 0-17840), have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
         --------------------------------------------

         The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Common Stock registered hereby:

         Securities and Exchange Commission registration fee........................    $         175.00

         Accounting fees and expenses...............................................    $       2,500.00

         Legal fees and expenses....................................................    $       7,500.00

         Miscellaneous..............................................................    $       1,825.00

         Total......................................................................    $      12,000.00
                                                                                         ===============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under
Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified.
Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Article V of the Registrant's By-laws provides that the Registrant shall indemnify, to the fullest extent permitted by Delaware law, any Director or officer who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she, or a person of he or she is the legal representative, is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, partner, trustee, employee or agent of another entity, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement) reasonably incurred by such person in connection therewith.

In addition, provisions of Article V of the Registrant's By-laws provide for the advancement of expenses, including attorneys' fees, incurred by a Director or officer of the Registrant in defending any proceeding for which indemnification is provided under Article V upon receipt of an undertaking to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant as authorized in Article V. In addition, Article V permits the Registrant to maintain insurance, at its expense, to protect itself and any of its Directors or officers or individuals serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another entity, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 102(b) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Accordingly, Article VII of the Registrant's Amended Certificate of Incorporation provides that a Director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. Article VII of the Registrant's Amended Certificate of Incorporation further provides that any repeal, amendment or other modification of Article VII will not affect the liability or alleged liability of any Director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         In addition to the foregoing, the Registrant has entered into indemnity agreements with its executive officers and Directors. The indemnity agreements provide that such persons will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding on account of their service as a Director or officer of the Registrant or of any subsidiary of the Registrant or of any other entity in which they are serving at the request of the Registrant.

         The agreements bind the registrant to provide indemnification to Directors and officers whether or not the Registrant maintains Directors and officers liability insurance coverage and regardless of any future changes in the By-laws. The protection to be afforded Directors and officers by the agreements is broader than that provided under the indemnification provisions contained in the By-laws, in that the agreements expressly provide for the advancement of expenses and for indemnification with respect to amounts paid in settlements of derivative actions.

ITEM 16. EXHIBITS.
         ---------

         See the Exhibit Index at page E-1 of this Registration Statement.

ITEM 17. UNDERTAKINGS.
         -------------

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland and State of Ohio, as of the 5th day of November, 1998.

                                        NEW HORIZONS WORLDWIDE, INC.


                                        By: /s/ Curtis Lee Smith, Jr.
                                            ------------------------------------
                                            Curtis Lee Smith, Jr.
                                            Chairman of the Board of Directors
                                                and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director and/or officer of Chart Industries, Inc., a Delaware corporation, hereby constitutes and appoints Curtis Lee Smith, Jr., Thomas J. Bresnan, Robert
S. McMillan and Scott R. Wilson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 1998.

                         SIGNATURES                                                    TITLE
                         ----------                                                    -----
    /s/ Curtis Lee Smith, Jr.                                       Chairman of the Board of Directors & Chief
---------------------------------------------------                 Executive Officer and a Director (Principal
     Curtis Lee Smith, Jr.                                          Executive Officer)

    /s/ Robert S. McMillan                                          Vice President, Treasurer and Chief Financial
---------------------------------------------------                 Officer (Principal Financial Officer and
     Robert S. McMillan                                             Principal Accounting Officer)

    /s/ Stuart O. Smith                                             Director
---------------------------------------------------
     Stuart O. Smith

    /s/ Thomas J. Bresnan                                           Director
---------------------------------------------------
     Thomas J. Bresnan

                         SIGNATURES                                                    TITLE
                         ----------                                                    -----
   /s/ David A. Goldfinger                                           Director
---------------------------------------------------
     David A. Goldfinger

   /s/ William H. Heller                                             Director
---------------------------------------------------
     William H. Heller

   /s/ Richard L. Osborne                                            Director
---------------------------------------------------
     Richard L. Osborne

   /s/ Scott R. Wilson                                               Director
---------------------------------------------------
     Scott R. Wilson

                          NEW HORIZONS WORLDWIDE, INC.

                                  EXHIBIT INDEX


 EXHIBIT                     DESCRIPTION OF DOCUMENT
   NO.                       -----------------------
   ---

   4.1 Amended Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-28798).

   4.2 Amendment to Amended Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

   4.3      By-Laws of the Company, incorporated herein by reference to Exhibit
            3.2 to the Company's Registration Statement on Form S-1 (Reg. No. 33-28798).

   4.4 Specimen Certificate of the Company's Common Stock, incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

   4.5 Secured Straight Line of Credit, dated June 1, 1998, between New Horizons Education Corporation and Marine National Bank, and guaranteed by the Company, incorporated herein by reference to
            Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

   4.6 Warrant for the purchase of 35,000 shares of Common Stock, $.01 par value per share, of the Company, issued to The Nassau Group, Inc., dated December 31, 1997, incorporated herein by reference to Exhibit
            10.17 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

    5.1     Opinion of Calfee, Halter & Griswold LLP.

    23.1    Consent of Deloitte & Touche LLP.

    23.2    Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).

    24.1 Powers of Attorney (included on pages II-4 and II-5 of this Registration Statement).



                                      E-1